Exhibit 10.35
THIRD AMENDMENT TO LEASE
ATLANTIC-PHILADELPHIA REALTY LLC, LANDLORD
AND
HEARTWARE, INC., TENANT
This, Third Amendment to Lease (this “Third Amendment”), dated June 30, 2011, is entered into by and between ATLANTIC-PHILADELPHIA REALTY LLC, c/o Atlantic Management Corporation, 205 Newbury Street, Framingham, MA 01701, hereinafter referred to as “Landlord” and HEARTWARE, INC., a Delaware corporation, hereinafter referred to as “Tenant”.
WITNESSETH:
WHEREAS, Tenant and Landlord executed a lease dated December 27, 2006 (the “Initial Lease”), of certain premises situated on the first floor of the building and referenced as Suite 101 (the “Original Premises”), located at 205 Newbury Street, Framingham, Massachusetts ( the “Building”); and
WHEREAS, the Initial Lease was amended by the First Amendment to Lease dated August 19, 2008 (the “First Amendment”), by replacement of the Original Premises with new space located on the First Floor of the Building, referred to as Suite 103 and Suite 104 as shown on Exhibit B-1 attached to and incorporated into the First Amendment, (the “Relocation Premises”) as shown on Exhibit A-1, attached to the First Amendment to the Lease; and
WHEREAS, the Initial Lease was further amended by the Second Amendment to Lease dated August 9, 2010 (the “Second Amendment”), by re-leasing the Original Premises, together with additional premises located on the second floor of the Building known as Suite 204 (the “Expansion Premises”) which together with the Initial Lease, the First Amendment, are hereinafter referred to as the “Lease”; and

WHEREAS, the Tenant has requested and the Landlord agrees to lease to the Tenant additional space on the second floor totaling 2,760 sq ft (Suite 202 — hereinafter “Additional Space” under the Lease; and
WHEREAS, the Landlord and Tenant have agreed to amend the defined terms and other sections of the Lease to reflect certain agreements relating to the Premises, Rent, Tenant Improvements, Security Deposit, Base Year for Operating and Tax Expenses regarding the Additional Space within the building, all as hereinafter set forth;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Effective Date. This Third Amendment shall be effective as of the Rent and Term Commencement Date, defined in Paragraph 2(c) below.
2. Amendment of Article 1 of the Lease — Section 1.1. Section 1.1 of the Lease is hereby amended as follows:
a. The term “TENANT SPACE” is hereby amended by adding the Additional Space Premises, as previously defined.
b. The subject “RENTABLE FLOOR AREA OF TENANT SPACE” is hereby amended by adding 2,760 rentable square feet, being the Additional Space.
c. The subject “RENT AND TERM COMMENCEMENT DATE” is hereby amended by adding (i) relative to the Additional Space, the date of August 1, 2011, noting that Landlord has agreed to provide Tenant with early access to these premises at least fourteen (14) days’ prior to the Rent and Term Commencement Date for the purpose of installation of furniture systems, equipment, telephone, data and similar items.

d. The subject “TERM” is hereby amended with respect to the Additional Space as follows: Beginning on the Rent and Term Commencement Date (as that date pertains to each space) and terminating December 31, 2014.
e. The subject “TENANT’S PROPORTIONATE SHARE” is hereby amended by deleting reference to “12.38%” and replacing it with “31.28%, which percentage shall be effective on the Rent and Term Commencement Date with respect to the Additional Space, 4.85% ; which percentage shall be effective on the Rent and Term Commencement Date with respect to Relocation Premises, 12.38%, which percentage shall be effective on the Rent and Term Commencement Date with respect to the Expansion Premises, 7.85%, which percentage shall be effective on the Rent and Term Commencement Date with respect to the original Premises, 6.2%, “
f. The subject “BASE YEAR FOR CALCULATING LANDLORD’S OPERATING EXPENSES” is hereby amended by adding the following: “Relative to the Additional Space the Base Year for calculating Landlord’s Operating Expenses shall be 2011.”
g. The subject “REAL ESTATE TAX BASE YEAR” is hereby amended by adding the following: “Relative to the Additional Space the Real Estate Tax Base Year shall be 2012.”

h. The subject “ANNUAL BASE RENT” is hereby amended by adding to the schedule set forth in the Second Amendment the following:
(iv) For the Additional Space, $17.50 per rentable square foot from August 1, 2011 and then $18.00 per rentable square foot from August 1, 2012 through December 31, 2014;
i. The subject “SECURITY DEPOSIT” is hereby amended by adding the following: “Tenant shall deposit the sum equal to one month’s rent for the Additional Space, which shall be held along with the initial Security Deposit of $6,324.58 in a non-interest bearing account.”
j. The subject “PARKING” is hereby amended by deleting “Tenant will receive 3.8 parking spaces per 1,000 square feet rented, being 57 spaces, on a first-come, first-served basis” and substituting therefore the following: “Tenant will receive 3.8 parking spaces per 1,000 square feet rented, being 67 spaces, on a first-come, first-served basis”.
3. Further Amendment of Article 1 of the Lease. Section 1.2 Exhibits is hereby amended by adding Exhibit B-4, showing the Additional Space.
4. Tenant Improvements. Per Exhibit A hereto and at Landlord’s expense, Landlord does hereby agree to complete the following improvements: (i) a new Kitchen by providing 3 rows of adjustable shelves on the Kitchen Wall; install new cabinets and counter tops; provide plumbing; water heater, drains, sinks and faucet (ii) add a 3’ X 6’ glass side light to allow natural light into the Kitchen; (iii) Paint and carpet entire suite (except VCT in Kitchen area); and (iv) other alterations reflected in the floor plan attached as Exhibit A.

5. Brokers. Landlord shall be responsible for the payment of all brokerage fees due to R. W. Holmes Realty (“Holmes”) in connection with this Third Amendment pursuant to a separate agreement between Landlord and Holmes.
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6. No Other Amendments. Except as otherwise provided herein, the Lease is hereby ratified and confirmed and shall remain unmodified and in full force and effect.
Executed as a sealed instrument by the duly authorized signatories of the parties hereto in two or more counterparts as of the day and year first above written.

LANDLORD:			TENANT:

ATLANTIC-PHILADELPHIA REALTY, LLC			HEARTWARE, INC.
By its Managing Agent,
Atlantic Management Corporation

By:	/s/ David Capabianco		By:	/s/ Lawrence J. Knopf

	Its:	COO		Its:	SVP/General Counsel

Exhibit A — Tenant Improvements Plan